As filed with the Securities and Exchange Commission on May 1, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0504497 (I.R.S. Employer Identification No.)

275 North Field Drive
Lake Forest, Illinois 60045-5045
(224) 212-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian J. Smith
Hospira, Inc.
Legal Department
Dept. NLEG, Bldg. H1
275 North Field Drive
Lake Forest, Illinois 60045-5045
(224) 212-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Philip J. Niehoff

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

(312) 782-0600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “larger accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(1)
Debt Securities	(2)	(2)	(2)

(1)                                 In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)                                 Omitted pursuant to Form S-3 General Instruction II.E.   An indeterminate aggregate principal amount and number of the debt securities is being registered as may from time to time be offered in unspecified numbers and at indeterminate prices.

PROSPECTUS

Hospira, Inc.

Debt Securities

By this prospectus, we, Hospira, Inc., may offer debt securities from time to time in one or more offerings.

This prospectus describes some of the general terms that may apply to these debt securities.  We will provide you with the specific terms and the public offering prices of these debt securities in supplements to this prospectus.  The prospectus supplements may also add, update or change information contained in this prospectus.  You should read this prospectus and the prospectus supplements carefully before you invest.  This prospectus may not be used to offer and sell debt securities unless accompanied by a prospectus supplement or a free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated May 1, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the “shelf registration” process.  Under this shelf registration process, we may, from time to time, sell the debt securities described in this prospectus.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

As used in this prospectus, the terms “Hospira,” “the Company,” “we,” “our” and “us” refer to Hospira, Inc. and its subsidiaries, unless the context otherwise requires.

HOSPIRA, INC.

We are a global specialty pharmaceutical and medication delivery company that develops, manufactures and markets products that help improve the safety, cost and productivity of patient care. Our portfolio includes generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management systems. Our portfolio of products is used by hospitals and alternate site providers, such as clinics, home healthcare providers and long-term care facilities.

Our specialty injectable pharmaceutical products primarily consist of generic injectable pharmaceuticals, which provide customers with a lower-cost alternative to branded products that are no longer patent protected. These drugs’ therapeutic areas include analgesia, anesthesia, anti-infective, cardiovascular and oncology.  Our product portfolio also includes Precedex® (dexmedetomidine HC1), a proprietary drug for sedation, as well as Retacrit®, a biogeneric version of erythropoietin.

Our other pharmaceuticals primarily consist of large volume I.V. solutions, nutritionals and contract manufacturing services. We offer infusion therapy solutions and supplies that include I.V. solutions for general use, I.V. nutrition products and solutions for the washing and cleansing of wounds or surgical sites. We also provide formulation development, filling and finishing of injectable and oral drugs worldwide.

Our medication management systems include electronic drug delivery pumps, safety software, administration sets that are used to deliver I.V. fluids and medications, and we offer services relating to these products.

Our other devices include gravity administration sets, critical care devices and other devices.

Hospira was incorporated in Delaware in 2003 and became an independent public company in 2004 pursuant to a spin-off from Abbott Laboratories.  Our headquarters are located at 275 N. Field Drive, Lake Forest, Illinois 60045 and our telephone number is (224) 212-2000.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued under an indenture between us and LaSalle Bank National Association as trustee, as amended by a first supplemental indenture between us and LaSalle Bank National Association as trustee, and a second supplemental indenture between us, LaSalle Bank National Association and Union Bank, N.A., as successor trustee.  The following is a summary of the material provisions of the indenture and is qualified in its entirety by the provisions of the indenture, including definitions of certain terms used in the indenture.  Wherever we refer to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus or prospectus supplement.  You should review the indenture that is incorporated by reference as an exhibit to the registration statement for additional information.

The following summarizes certain general terms and provisions of the debt securities.  Each time we offer debt securities, the prospectus supplement relating to that offering will describe the terms of the debt securities we are offering.  As used in this section “Description of Debt Securities”, the terms “Hospira”, “the company”, “we”, “our” and “us” refer only to Hospira, Inc., not including any of its subsidiaries.

General

We may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount.  The debt securities will be our unsecured and unsubordinated obligations and will rank equally and ratably with our other unsecured and unsubordinated obligations.

Unless otherwise indicated in the prospectus supplement, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by us for that purpose.  The debt securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement, in denominations of $1,000 or integral multiples thereof.  No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

The prospectus supplement will describe the following terms of the debt securities we are offering:

•                  the title of the debt securities;

•                  any limit on the aggregate principal amount of the debt securities;

•                  the date or dates on which the principal of the debt securities is payable;

•                  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method by which the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, and the regular record date for the interest payable on any interest payment date;

•                  the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

•                  the person who is entitled to receive any interest on the debt securities, if other than the record holder on the record date;

•                  the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

•                  our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which we will redeem, purchase or repay, in whole or in part, the debt securities pursuant to such obligation;

•                  the currency, currencies or currency units in which we will pay the principal of and any premium and interest on any debt securities, if other than the currency of the United States of America and the manner of determining the equivalent in U.S. currency;

•                  if the amount of payments of principal of or any premium or interest on any debt securities may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•                  if the principal of, premium, if any, and interest on any debt securities is to be payable, at our election or at the election of the holder, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of, premium, if any, and interest on the debt securities as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made;

•                  if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

•                  the applicability of the provisions described in the section of this prospectus captioned, “Defeasance and Covenant Defeasance;”

•                  if the debt securities will be issued in whole or in part in the form of a book-entry security as described in the section of this prospectus captioned “Global Securities,” the depository we appointed or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee; and

•                  any other terms of the debt securities.

We may offer and sell the debt securities as original issue discount securities at a substantial discount below their stated principal amount.  The prospectus supplement will describe the federal income tax consequences and other special considerations applicable to original issue discount securities and any debt securities the federal tax laws treat as having been issued with original issue discount.  “Original issue discount securities” means any debt security that provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the maturity of the debt security upon the occurrence and continuation of an “Event of Default.”

The indenture does not contain covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.  Global securities may be issued in registered or unregistered form and may be issued in either temporary or permanent form.  Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.  We anticipate that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary, who are referred to as “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us.  Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.  Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of participants) and records of participants (with respect to interests of persons who hold through participants).  The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form.  Such limits and such laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture.  Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable indenture.

Payments of principal of and any premium and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities.  None of us, the trustee, any paying agent or the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of such debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such global security for such debt securities as shown on the records of such depositary or its nominee.  We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities.  In addition, we may, at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any debt securities of such series represented by one or more global securities and, in such event, will issue individual debt securities of such series in exchange for the global security or securities representing such series of debt securities.  Individual debt securities of such series so issued will be issued in denominations, unless we otherwise specify, of $1,000 and integral multiples thereof.

Certain Covenants of the Company

Restrictions on Secured Debt.  Unless otherwise provided in the prospectus supplement with respect to any series of the debt securities, if we or any domestic subsidiary incur, issue, assume or guarantee any indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of indebtedness for money borrowed and that indebtedness is secured by a mortgage, pledge or other lien on any principal domestic property or on any shares of stock or debt of any domestic subsidiary, we will secure, or cause our domestic subsidiary to secure, the debt securities equally and ratably with, or prior to, that indebtedness, so long as that indebtedness is to be secured.  We are not required to secure the debt securities, however, if after securing such indebtedness for borrowed money, the aggregate amount of all secured indebtedness, together with all attributable debt in respect of sale and leaseback transactions involving principal domestic properties, would not exceed 10% of our consolidated net assets.  This restriction will not apply to, and there shall be excluded in computing secured indebtedness for the purpose of this restriction, indebtedness secured by:

•                  mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time that corporation becomes a domestic subsidiary;

•                  mortgages in favor of us or any domestic subsidiary;

•                  mortgages on property of us or any domestic subsidiary in favor of U.S. or foreign governmental bodies to secure partial, progress, advance or other payments;

•                  mortgages on property, shares of stock or debt existing at the time of acquisition thereof, including acquisition through merger or consolidation, purchase money mortgages and construction cost mortgages existing at or incurred within 120 days after the time of acquisition;

•                  mortgages existing on the first date on which the debt security is authenticated by the trustee;

•                  mortgages incurred in connection with pollution control, industrial revenue or similar financings; and

•                  any extension, renewal or replacement of any debt secured by any mortgage referred to in the foregoing list, inclusive.

Restrictions on Sales and Leasebacks.  Unless otherwise provided in the prospectus supplement with respect to any series of the debt securities, neither we nor any domestic subsidiary may enter into any sale and leaseback transaction involving any principal domestic property, the acquisition or completion of construction and commencement of full operation of which has occurred more than 120 days prior thereto, unless either:

•                  we or the domestic subsidiary could incur debt secured by a mortgage on the property under the restrictions described above under “Restrictions on Secured Debt” in an amount equal to the attributable debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities; or

•                  we, within 120 days after the sale or transfer by us or any domestic subsidiary, apply to the retirement of our funded debt, which is defined as indebtedness for borrowed money having a maturity of, or by its terms extendible for, a period of more than 12 months after the date of determination of the amount, an amount equal to the greater of:

(1)          the net proceeds of the sale of the principal domestic property sold and leased under such arrangement; or

(2)          the fair market value of the principal domestic property sold and leased, subject to credits for certain voluntary retirements of funded debt.

The following are the meanings of terms that are important in understanding the restrictive covenants described above:

•                  “subsidiary” means any corporation of which we directly or indirectly own or control stock, which under ordinary circumstances, not dependent upon the happening of a contingency, has the voting power to elect a majority of that corporation’s board of directors.  The term does not include any corporation that does not own a principal domestic property and our chairman of the board, chief executive officer, a senior vice president or a corporate vice president and the chief financial officer, treasurer or assistant treasurer determine in good faith at least annually that our existing aggregate investments, including those of its domestic subsidiaries, in the corporation are not of material importance to the total business conducted, or assets owned, by us or our domestic subsidiaries.

•                  “domestic subsidiary” means a subsidiary of us that transacts substantially all of its business or maintains substantially all of its property within the United States, excluding its territories, possessions and Puerto Rico, except a subsidiary that:

(1)          is engaged primarily in financing operations outside of the United States or in leasing personal property or financing inventory, receivables or other property; or

(2)          does not own a principal domestic property.

•                  “principal domestic property” means any building, structure or other facility, together with the land on which it is erected and fixtures comprising a part of it, used primarily for manufacturing, processing, research, warehousing or distribution, located in the United States, excluding its territories, possessions and Puerto Rico, owned or leased by us or one of our subsidiaries and having a net book value in excess of 2% of our consolidated net assets, other than any such building, structure or other facility or a portion which is an air or water pollution control facility financed by state or local governmental obligations or which our chairman of the board, chief executive officer, a senior vice president or a corporate vice president and the chief financial officer or treasurer determine in good faith is not of material importance to the total business conducted or assets owned by us and our subsidiaries as an entirety.

•                  “consolidated net assets” means the aggregate amount of assets, less reserves and other deductible items, after deducting current liabilities, as shown on our consolidated balance sheet contained in the latest annual report to our stockholders and prepared in accordance with generally accepted accounting principles.

•                  “attributable debt” means the present value (discounted at the rate of 8% each year compounded monthly) of the obligations for rental payments required to be paid during the remaining term of any lease of more than 12 months.

Events of Default

With respect to a series of debt securities, any one of the following events will constitute an event of default under the indenture:

•                  failure to pay any interest on any debt security of that series when due, continued for 30 days;

•                  failure to pay principal of, or premium, if any, on any debt security of that series when due;

•                  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•                  our failure to perform, or breach of, any other covenant or warranty in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, continued for 90 days after written notice as provided in the indenture;

•                  certain events involving our bankruptcy, insolvency or reorganization; or

•                  any other event of default provided with respect to debt securities of that series.

If any event of default occurs and continues, either the trustee or the holders of at least 25 percent in principal amount of the outstanding debt securities of that series may declare the principal amount or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities, of all the debt securities of that series to be due and payable immediately by written notice to us, and to the trustee if given by holders.  The principal amount (or specified amount) will then be immediately due and payable.  After acceleration, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement.  An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.  The prospectus supplement relating to any series of debt securities that are original issue discount securities will contain the particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of that series of original issue discount securities upon the occurrence and continuation of an event of default.

The indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity.  Generally, the holders of a majority in aggregate principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

A holder of any series of debt securities will not have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:

•                  the holder has previously given to the trustee written notice of a continuing event of default;

•                  the holders of at least 25 percent in principal amount of the debt securities of that series have made written request to the trustee to institute such proceeding as trustee;

•                  the holder or holders have offered the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•                  the trustee has not instituted proceedings within 60 days after receipt of such notice; and

•                  the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of that series a direction inconsistent with such request during the 60 day period.

However, these limitations do not apply to a suit instituted by a holder for enforcement of payment of the principal of, premium, if any, or interest on its debt securities on or after the respective due dates.

We are required to furnish to the trustee annually a statement as to its performance of certain obligations under the indenture and as to any default.

Modification and Waiver

We and the trustee may modify and amend the indenture with the consent of the holders of not less than the majority in aggregate principal amount of the outstanding debt securities of each series which is affected.  Neither we nor the trustee may, however, modify or amend the indenture without the consent of the holders of all debt securities affected if such action would:

•                  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•                  reduce the principal amount of, or the premium payable upon redemption, if any, or, except as otherwise provided in the prospectus supplement, interest on, any debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity;

•                  change the place or currency of payment of principal of, premium, if any, or interest on any debt security;

•                  impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity thereof, or in the case of redemption, on or after the redemption date;

•                  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•                  modify certain provisions of the indenture, except to increase any percentage of principal amount whose holders are required to approve any change to such provision or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder affected.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance by us with certain restrictive provisions of the indenture.  The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the indenture, except (1) a default in the payment of principal, premium, if any, or interest and (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of those holders of each outstanding debt security of that series who were affected.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other company or entity or convey, transfer or lease our properties and assets substantially as an entirety and may not permit any company or entity to merge into or consolidate with us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•                  in case we consolidate with or merge into another company or convey, transfer or lease our properties and assets substantially as an entirety to any company, the company formed by that consolidation or into which we are merged or the company which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a corporation, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia, and expressly assumes our obligations on the debt securities under a supplemental indenture;

•                  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing;

•                  if our properties or assets become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the indenture, we or such successor, as the case may be, takes the necessary steps to secure the debt securities equally and ratably with, or prior to, all indebtedness secured thereby; and

•                  we have delivered to the trustee an officers’ certificate and an opinion of counsel stating compliance with these provisions.

Defeasance and Covenant Defeasance

The indenture provides, unless otherwise indicated in the prospectus supplement relating to that particular series of debt securities, that, at our option, we:

•                  will be discharged from any and all obligations in respect of the debt securities of that series, except for certain obligations to register the transfer of or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust; or

•                  need not comply with certain restrictive covenants of the indenture, including those described in the section of the prospectus captioned, “Certain Covenants of the Company,” and the occurrence of an event described in the fourth bullet point in the section of the prospectus captioned, “Event of Default” will no longer be an event of default, in each case, if we deposit, in trust, with the trustee money or U.S. Government Obligations, which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, premium, if any, and interest on the debt securities of that series on the dates such payments are due, which may include one or more redemption dates that we designate, in accordance with the terms of the debt securities of that series.

We may establish this trust only if, among other things:

•                  no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the indenture shall have occurred and is continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency at any time during the period ending on the 121st day after the date of the deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to us in respect of the deposit;

•                  the defeasance will not cause the trustee to have any conflicting interest with respect to any other of our securities or result in the trust arising from the deposit to constitute, unless it is qualified as, a “regulated investment company”;

•                  the defeasance will not result, in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound; and

•                  we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of the first item above, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the indenture.

If we fail to comply with its remaining obligations under the indenture after a defeasance of the indenture with respect to the debt securities of any series as described under the second item of the first sentence of this section and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default.  We will, however, remain liable for those payments.

Governing Law

The indenture and the debt securities shall be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

Union Bank, N.A. is the successor trustee under the indenture.  The trustee and its affiliates perform services for us in the ordinary course of business.

LEGAL OPINIONS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Mayer Brown LLP, Chicago, Illinois.  The opinion of Mayer Brown LLP may be conditioned upon, and may be subject to certain assumptions regarding, future action required to be taken by us and any underwriter(s), dealer(s) or agent(s) in connection with the issuance and sale of any securities.  The opinion of Mayer Brown LLP with respect to securities may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The consolidated financial statements, the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference and such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov.  Our common shares are listed on the New York Stock Exchange and information about us also is available at http://www.nyse.com.

This prospectus is part of a registration statement that we filed with the SEC.  The SEC allows us to “incorporate by reference” the information we file with the SEC.  This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus.  The information incorporated by reference is considered to be part of this prospectus.  We incorporate by reference the documents listed below:

•                  Annual Report on Form 10-K for the year ended December 31, 2008;

•                  Quarterly Report on Form 10-Q for the quarter ended March 31, 2009; and

•                  Current Reports on Form 8-K, dated March 3, 2009 and March 23, 2009.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the filing of this registration statement until we have terminated the offering, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein.  Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

You may obtain a copy of these filings at no cost by writing to or telephoning us at the following address and telephone number:

Hospira, Inc.
Legal Department
Dept. NLEG, Bldg. H1
275 North Field Drive
P.O. Box 5045
Lake Forest, Illinois 60045-5045
Attention: Brian J. Smith
Senior Vice President, General Counsel and Secretary
Phone: (224) 212-2000

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement.  We have not authorized anyone else to provide you with different information.  This prospectus is an offer to sell or buy only the securities described in this document, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus is current and accurate only as of the date of this prospectus.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend that these forward-looking statements be covered by the safe harbor provisions for forward-looking statements in the federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “project,” “intend,” “could” or similar expressions. In particular, statements regarding our plans, strategies, prospects and expectations regarding our business and industry are forward-looking statements. You should be aware that these statements and any other forward-looking statements in this prospectus and the documents incorporated by reference only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Many of these risks, uncertainties and assumptions are beyond our control, and may cause actual results and performance to differ materially from its expectations. Important factors that could cause our actual results to be materially different from our expectations include (i) the risks and uncertainties described in “Risk Factors” and (ii) the factors described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2008 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which are incorporated by reference into this prospectus. Accordingly, you should not place undue reliance on the forward-looking statements contained in this prospectus and the documents incorporated by reference. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any current or former director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed civil, criminal, administrative or investigative action or proceeding, other than a derivative action by or in the right of the corporation, if the director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.  A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of the actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our bylaws provide that our directors and officers will be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended.  We shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such director or officer unless such indemnification is expressly required to be made by law, the proceeding was authorized by our board of directors, such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under the Delaware General Corporation Law or such indemnification is required under a contract that is not otherwise inconsistent with our bylaws or the provisions of the Delaware General Corporation Law.  Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of our certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.  Our bylaws also specifically permit us, upon approval by our board of directors, to purchase and maintain insurance and to grant similar indemnification rights to our employees and agents.

We have provided, consistent with the Delaware General Corporation Law, in our certificate of incorporation that our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability for:

•      any breach of the director’s duty of loyalty owed to us or our stockholders;

•      acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•      payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•      any transaction from which the director derived an improper personal benefit.

Neither the amendment nor repeal of the provision will eliminate or reduce the effect of the provision in respect of any matter occurring, or any cause of action, suit or claim that, but for this provision, would accrue or arise prior to the amendment or repeal.

Item 16.  Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Hospira, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Lake, State of Illinois, on the 1st day of May, 2009.

HOSPIRA, INC.

/s/ Christopher B. Begley
Christopher B. Begley
Chairman and Chief Executive Officer

Each person whose signature appears below on this registration statement hereby constitutes and appoints Terrence C. Kearney, Brian J. Smith and Thomas E. Werner and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to the Registrant’s Form S-3 registration statement and any Registration Statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 1, 2009 by the following persons in the capacities indicated.

Signature	Title

/s/ Christopher B. Begley	Chairman and Chief Executive Officer (Principal Executive Officer)
Christopher B. Begley

/s/ Thomas E. Werner	Senior Vice President, Finance, and Chief Financial Officer (Principal Financial
Thomas E. Werner	Officer)

/s/ Richard J. Hoffman	Vice President, Corporate Controller and Chief Accounting Officer (Principal
Richard J. Hoffman	Accounting Officer)

/s/ Irving W. Bailey, II	Director
Irving W. Bailey, II

/s/ Barbara L. Bowles	Director
Barbara L. Bowles

/s/ Connie R. Curran	Director
Connie R. Curran

/s/ Roger W. Hale	Director
Roger W. Hale

/s/ Ronald A. Matricaria	Director
Ronald A. Matricaria

/s/ Jacque J. Sokolov M.D.	Director
Jacque J. Sokolov M.D.

/s/ John C. Staley	Director
John C. Staley

/s/ Heino von Prondzynski	Director
Heino von Prondzynski

/s/ Mark F. Wheeler M.D	Director
Mark F. Wheeler M.D.

EXHIBIT INDEX

Exhibit Number	Description

4.1

Indenture, dated as of June 14, 2004, between Hospira, Inc. and LaSalle Bank National Association (Including form of Security) (filed as Exhibit 4.2 to Hospira, Inc.’s registration statement on Form S-4, File No. 333-117379 and incorporated herein by reference)

4.2	Second Supplemental Indenture, dated as of April 30, 2009, between Hospira, Inc. and Union Bank, N.A., as successor trustee

5.1	Opinion of Mayer Brown LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Mayer Brown LLP (included in the opinion filed as Exhibit 5.1 to the registration statement)

24.1	Power of Attorney (included on signature page of this registration statement)

25.1	Statement of Eligibility of Union Bank, N.A. on Form T-1